AMENDED PROMISSORY NOTE

                                                            Salt Lake City, Utah

$10,000.00                                                           May 5, 1999

FOR VALUE RECEIVED, the undersigned, Pawnbrokers Exchange, Inc., a Utah corporation (hereinafter referred to as the "Maker"), with its address at 158 South State Street, Salt Lake City, Utah 84111, agrees and promises to pay to the order of Brian Armstrong (hereinafter referred to as the "Holder"), at 1145 Hill View Drive, Salt Lake City, Utah 84124, or such other place as the Holder may designate in writing, in coin or currency of the United States of America, which at the time of payment is legal tender for the payment of public and private debts, the principal sum of ten thousand dollars ($10,000.00), together with interest thereon at the rate of ten per cent (10%) per annum, from the date hereof until maturity, as hereinafter provided. The principal balance of this Promissory Note (hereinafter referred to as the "Note"), together with all interest then accrued and unpaid, shall be due and payable on demand.

     This Amended Promissory Note amends and supercedes that certain demand Promissory Note dated May 5, 1999, in the principal amount of $10,000, bearing interest at the rate of ten per cent (10%) per annum, from the Maker to the Holder.

     The Maker may prepay any part or all of this Note at any time without penalty. Each payment or pre-payment made by the Maker hereunder shall be applied first to the payment or pre-payment of accrued and unpaid interest, if any, due on the unpaid principal balance of this Note and the remainder of each payment or pre-payment made by the Maker shall be applied to the reduction of the unpaid principal balance hereof.

     If default is made in the payment of this Note, as and when the same is or becomes due, the Holder may, after notice and failure to cure as hereinafter provided, without additional notice or demand, declare the entire unpaid principal balance hereof and accrued and unpaid interest, if any, at once due and payable.

     Except as otherwise specifically set out herein, the Maker waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of acceleration of the indebtedness due hereunder, bringing of suit and diligence in taking any action to collect amounts called for hereunder, and agrees that the time of payments hereof may be extended without notice at any time and from time-to-time, and for periods of time for a term or terms in excess of the original term without notice or consideration to, or consent from, the Maker, without same constituting a waiver of the Holder's rights under this Note.

     If payment hereunder is not made when due or in the event of default in any other covenant, condition or promise under this Note, the Holder may at its election accelerate this Note. From and after the date of such default, the principal sum and all interest then accrued shall bear interest at the rate of ten per cent (10%) per annum until paid.

     If the entire outstanding principal balance becomes due, the Maker agrees to pay the Holder's reasonable costs (including reasonable attorney's fees and court costs) in collecting on this Note, including the reasonable costs of obtaining and enforcing a judgment for any balance due on this Note.

     This Note has been executed in the City identified in the heading and delivered to the Holder at the address stated herein. It is to be performed, in whole or in part, in the State of Utah, and the laws of such state shall govern the validity, construction, enforcement and interpretation of this Note. Jurisdiction and venue for any action hereunder shall be in the County of the City identified in the heading.

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     The Maker represents that it is duly authorized and empowered to enter into, deliver, perform and be fully bound by all of the terms, provisions and conditions of this Note. The Maker also represents that the making and delivery of this Note, and the performance of any agreement or instrument made in connection herewith, does not conflict with or violate any other agreement to which the Maker is a party.

     No provision of this Note shall require the payment or permit the collection of interest in excess of the maximum permitted by law, and in the event of any such excess, neither the Maker nor its successors or assigns shall be obligated to pay any such excess to the extent that it is more than the amount permitted by law. If an excess amount is received, charged, collected or applied as interest, it shall automatically be made so as to reduce the rate to that permitted by law and any excess interest then received, charged or collected shall be applied to reduce the amount of any collateral to which the Holder is entitled.

     In the event that any word, phrase, clause, sentence or other provision hereof shall violate any applicable statute, ordinance or rule of law in any jurisdiction in which it is used, such provision shall be ineffective to the extent of such violation without invalidating any other provision hereof.

     IN WITNESS HEREOF, this Note is executed on the date and year above written.

                                                 PAWNBROKERS EXCHANGE, INC.


                                                 By: /s/ Michael Vardakis
                                                 ------------------------
                                                 Michael Vardakis, President